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                                                                      Exhibit 21


                  SUBSIDIARIES OF NEUROCRINE BIOSCIENCES, INC.


                                                                 Place of
        Name of Subsidiary                                       Incorporation
        ------------------                                       -------------

        Neurocrine Biosciences (Canada), Inc.                    Canada